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                                      Exhibit 21

                         LIST OF SUBSIDIARIES OF THE COMPANY

                                                       State of Incorporation/
       Name                                                   Organization
       ----                                                   ------------
KSL Desert Resorts, Inc.                                       Delaware
Casitas Plaza Corporation                                      Delaware
KSL Travel, Inc.                                               Delaware
KSL Real Estate Company (formerly Wild West Desert
  Properties, Inc.)                                            Delaware
Las Casitas Corporation (formerly KSL Vacation
  Resorts, Inc.)                                               Delaware

KSL Golf Holdings, Inc.                                        Delaware
KSL Fairways Golf Corporation                                  Delaware
The Fairways Group, L.P.                                       Delaware
Mequon Country Club, Inc.                                      Wisconsin
MVCG Corp.                                                     Pennsylvania
Monroe Valley Associates, L.P.                                 Pennsylvania
Liberty Golf Park, Inc.                                        Maryland

KSL Grand Traverse Holdings, Inc.                              Delaware
KSL Grand Traverse Land, Inc.                                  Delaware
KSL Grand Traverse Realty, Inc.                                Delaware
KSL Grand Traverse Resort, Inc.                                Delaware
KSL Water Works, Inc.                                          Delaware

KSL Georgia Holdings, Inc.                                     Delaware
KSL Lake Lanier, Inc.                                          Delaware

KSL Florida Holdings, Inc.                                     Delaware
KSL Hotel Corp.                                                Delaware
KSL Silver Properties, Inc.                                    Delaware